EXHIBIT 99.1

Contact: Jandy Tomy 312-601-5115 ir@cars.com

Cars.com Extends Deadline for Nomination of Directors for the 2019 Annual Meeting of Stockholders and Announces Reporting Date for First Quarter 2019 Financial Results

CHICAGO, May 6, 2019 – Cars.com Inc. (NYSE: CARS) (“Cars.com” or the “Company”), a leading digital automotive marketplace, today announced that the Board of Directors of the Company has determined to further extend until 5:00 p.m. Central Time on June 5, 2019, the deadline for the proper written notice of the nomination of director candidates to the Company for its 2019 annual meeting of stockholders. Notice of the extension will also be set forth in a Form 8-K to be filed by the Company today. The date and location of the 2019 annual meeting of stockholders of the Company have yet to be established. The extension is being made following discussions with Starboard Value L.P.

The Company's previously announced process to explore strategic alternatives is ongoing and we continue to engage with multiple parties. The Company has not set a timetable for the conclusion of its exploration of strategic alternatives, and it does not intend to comment further unless the Board has approved a specific course of action or the Company has otherwise determined that further disclosure is appropriate or required by law.

In addition, the Company today announced that it expects to report its financial results for the first quarter ended March 31, 2019 on Friday, May 10, 2019. The Company will host a conference call with a live webcast at 9:00 a.m. CDT/10:00 a.m. EDT on the same day to discuss the results.

The conference call will be hosted by President and Chief Executive Officer Alex Vetter and Chief Financial Officer Becky Sheehan.

Those interested are invited to listen to the live webcast online at investor.cars.com. A replay of the webcast will be available shortly afterwards at investor.cars.com.

About Cars.com

Cars.com is a leading two-sided digital automotive marketplace that connects car shoppers with sellers. Launched in 1998 and headquartered in Chicago, the company empowers shoppers with the data, resources and digital tools needed to make informed buying decisions and seamlessly connect with automotive retailers. In a rapidly changing market, Cars.com enables automotive dealers and manufacturers with innovative technical solutions and data-driven intelligence to better reach and influence ready-to-buy shoppers, increase inventory turn and gain market share. In 2018, Cars.com acquired Dealer Inspire®, an innovative technology company building solutions that future-proof dealerships with more efficient operations, a faster and easier car buying process, and connected digital experiences that sell and service more vehicles.

Cars.com properties include DealerRater®, Dealer Inspire®, Auto.com™, PickupTrucks.com® and NewCars.com®.  For more information, visit www.Cars.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are forward-looking statements. Forward-looking statements include information concerning our business strategies, strategic alternatives review process, plans and objectives and other matters. These statements often include words such as "believe," "expect," "project," "anticipate," "consider," "explore," "potential," "intend," "plan," "estimate," "target," "seek," "will," "may," "would," "should," "could," "forecasts," "mission," "strive," "more," "goal" or similar expressions. Forward-looking statements are based on our current expectations, beliefs, estimates, projections and assumptions, based on our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we think are appropriate. These statements are expressed in good faith and we believe these judgments are reasonable. However, you should understand that these statements are not guarantees of performance or results. Our actual results and strategic actions could differ materially from those expressed in the forward-looking statements. Given these uncertainties, forward-looking statements should not be relied on in making investment decisions.

Forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results and strategic actions to differ materially from those expressed in the forward-looking statements contained in this press release. There can be no assurance that the strategic alternatives review process will result in a sale of the Company or other strategic change or outcome. For a detailed discussion of many of these and other risks and uncertainties, see our Annual Report on Form 10-K for the period ended December 31, 2018 and our Current Reports on Form 8-K and our other filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release are qualified by these cautionary statements. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

The forward-looking statements in this press release are intended to be subject to the safe harbor protection provided by the Federal securities laws.

[Source: Cars.com Inc.]

# # #